UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934


          Date of Report (Date of earliest reported): January 11, 2005


                            VERTEX INTERACTIVE, INC.
               (Exact name of registrant as specified in charter)


           New Jersey                0-15066                    22-2050350
(State or other jurisdiction      (Commission                 (IRS Employer
       of incorporation)           File Number)              Identification No.)



3619 Kennedy Road, South Plainfield, New Jersey                       07080
   (Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (908) 756-2000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

SECURITIES PURCHASE AGREEMENT

      On January 11, 2005, we entered into a Securities Purchase Agreement with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC for the sale of (i) $1,850,000 in secured convertible notes and (ii) warrants to purchase 1,850,000 shares of our common stock.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.09; or
      o 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes, plus a default interest rate of 15%, is due upon a default under the terms of secured convertible notes. In addition, we granted the investors a security interest in substantially all of our assets, including the assets of our wholly owned subsidiaries, and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 30 days of closing, which will include the common stock underlying the secured convertible notes and the warrants. If the registration statement is not declared effective within 60 days from the date of closing, we are required to pay liquidated damages to the investors. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares of our common stock or cash, at the election of the investors, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

      Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the investors' position.

      The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

      Under a Guaranty and Pledge Agreement, Mr. Nicholas Toms, our Chief Executive Officer agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,006,418 shares of our common stock owned by Mr. Toms, and (ii) to grant to AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, their successors, endorsees, transferees or assigns a security interest in the 2,006,418 shares owned by Mr. Toms as collateral security for such obligations.

STOCK PURCHASE AGREEMENT

      On January 12, 2005, we entered into a Stock Purchase Agreement with Peter
B. Ayling, Elizabeth M. Ayling, Brad L. Leonard, Michael C. Moore, Cape Systems and Consulting Services Ltd. and Cape Systems, Inc. (together with Cape Systems and Consulting Services Ltd., "Cape Systems") pursuant to which we purchased all of the issued and outstanding shares of common stock of Cape Systems and Consulting Services Ltd. from Peter B. Ayling and Elizabeth M. Ayling and Cape Systems, Inc. from Brad L. Leonard and Michael C. Moore for an aggregate purchase price of $2,000,000. Pursuant to the Stock Purchase Agreement, the parties executed an Escrow Agreement pursuant to which $200,000 of the purchase price was placed in escrow for a period of 15 months as a fund for indemnity claims arising out of the transaction.

      Cape Systems is a provider of palletizing and packaging configuration, and truck/container loading software that improves pallet and truck utilization, and reduces packaging, storage and transportation costs. Its programs optimize pallet patterns, create new case sizes and product packaging, create efficient bundles of corrugated flat packs, build display pallet loads and test the strength of corrugated board. Its customer base, numbering approximately 3,700, includes, among others, such companies as Wal-Mart, Sam's Club, Kraft, Nestle, Procter & Gamble, Smurfit-Stone and Coca-Cola.

      In connection with the acquisition, we entered into an Employment Agreement with Brad L. Leonard to serve as Vice President General Manager - Sales, Cape Group. Pursuant to the Employment Agreement, Mr. Leonard will receive an annual salary of $110,000, 200,000 stock options were granted upon execution and Mr. Leonard will receive 160,000 stock options each year employed, commencing January 12, 2006, for a period of five years. The Employment Agreement can be terminated by the Company upon 30 days written notice to Mr. Leonard and by Mr. Leonard upon written notice to the Company for just cause, as defined therein.

      In connection with the acquisition, we entered into a Consulting Agreement with IMC Development Group, which is owned by Peter and Elizabeth Ayling. Pursuant to the Consulting Agreement, we retained IMC Development Group for a period of 18 months, which is then automatically renewable on a month-to-month basis. IMC Development Group will be paid 7,500 pounds per month (approximately $14,021 per month based on current exchange rates), 300,000 stock options were granted upon execution and IMC Development Group will receive 500,000 stock options each year while the Consulting Agreement is in place, commencing January 12, 2006, for a period of three years. Additionally, Mr. Ayling will serve as our Vice President of Marketing.

ITEM  2.01 ACQUISITION OF ASSETS.

      See Item 1.01 above.

ITEM  2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

      See Item 1.01 above.

ITEM  3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      See Item 1.01 above.

ITEM  9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            1. Audited Financial Statements of Cape Systems and Consulting Services Ltd. for the years ended December 31, 2003 and 2002 (filed herewith).

            2.    Audited  Financial   Statements  of  Cape  Systems,   Inc.  (a
                  subsidiary of Cape Systems and Consulting Services Ltd.) for the years ended December 31, 2003 and 2002 (filed herewith).

      (B)   PRO FORMA FINANCIAL INFORMATION.

            Pro forma Financial Information (filed herewith)

            Unaudited pro forma condensed combined financial statements for Vertex Interactive and Cape Systems.

      (C)   EXHIBITS.

EXHIBIT
NUMBER
                                   DESCRIPTION
--------------------------------------------------------------------------------
4.1    *    Securities Purchase Agreement,  dated January 11, 2005, by and among
            Vertex  Interactive,   Inc.,  AJW  Offshore,   Ltd.,  AJW  Qualified
            Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners
            II, LLC.

4.2    *    Callable  Secured  Convertible  Note issued to AJW  Offshore,  Ltd., dated January 11, 2005.

4.3    *    Callable Secured  Convertible Note issued to AJW Qualified Partners,
            LLC, dated January 11, 2005.

4.4    *    Callable Secured Convertible Note issued to AJW Partners, LLC, dated
            January 11, 2005.

4.5    *    Callable Secured  Convertible Note issued to New Millennium  Capital
            Partners II, LLC, dated January 11, 2005.

4.6    *    Stock Purchase  Warrant issued to AJW Offshore,  Ltd., dated January
            11, 2005.

4.7    *    Stock Purchase Warrant issued to AJW Qualified Partners,  LLC, dated
            January 11, 2005.

4.8    *    Stock Purchase  Warrant  issued to AJW Partners,  LLC, dated January
            11, 2005.

4.9    *    Stock Purchase Warrant issued to New Millennium Capital Partners II,
            LLC, dated January 11, 2005.

4.10   *    Registration Rights Agreement,  dated as of January 11, 2005, by and among Vertex  Interactive,  Inc., AJW Offshore,  Ltd., AJW Qualified
            Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners
            II, LLC.

4.11   *    Security  Agreement,  dated as of  January  11,  2005,  by and among
            Vertex Interactive,  Inc., Data Control Systems,  Inc.,  Renaissance
            Software, Inc., Xequte Solutions PLC, Xequte Solutions, Inc., Vertex
            Interactive  (UK), Ltd., Vertex  Interactive  (Ireland) Ltd., Vertex
            Interactive   (Mfg)  Ltd.,  Trend   Investments   Ltd.,  ICS  France
            Indentcode-System  S.A.., Vertex Support And Maintenance Italia SRL,
            Vertex Interactive Italia SRL, Euronet Consulting SRL, AJW Offshore,
            Ltd.,  AJW  Qualified  Partners,  LLC,  AJW  Partners,  LLC  and New
            Millennium Capital Partners II, LLC.

4.12   *    Intellectual Property Security Agreement, dated January 11, 2005, by and among Vertex  Interactive,  Inc.,  Data Control  Systems,  Inc.,
            Renaissance Software,  Inc., Xequte Solutions PLC, Xequte Solutions,
            Inc., Vertex  Interactive (UK), Ltd., Vertex  Interactive  (Ireland)
            Ltd.,  Vertex  Interactive  (Mfg) Ltd., Trend  Investments Ltd., ICS
            France  Indentcode-System  S.A..,  Vertex  Support  And  Maintenance
            Italia SRL, Vertex  Interactive  Italia SRL, Euronet Consulting SRL,
            AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.

4.13   *    Guaranty and Pledge Agreement,  dated January 11, 2005, by and among
            Vertex  Interactive,  Inc.,  Nicholas Toms, AJW Offshore,  Ltd., AJW
            Qualified  Partners,  LLC,  AJW  Partners,  LLC and  New  Millennium
            Capital Partners II, LLC.

10.1   *    Stock  Purchase  Agreement,  dated  January 12,  2005,  by and among
            Vertex Interactive, Inc., Peter B. Ayling, Elizabeth M. Ayling, Brad
            L. Leonard,  Michael C. Moore, Cape Systems and Consulting  Services
            Ltd. and Cape Systems, Inc.

10.2   *    Escrow Agreement,  dated as of January 12, 2005, by and among Vertex
            Interactive,  Inc.,  Peter B. Ayling,  Elizabeth M. Ayling,  Brad L.
            Leonard, Michael C. Moore and Law Office of Jeffrey D. Marks P.C.

10.3   *    Employment  Agreement,  dated as of January 12, 2005, by and between
            Vertex Interactive, Inc. and Brad L. Leonard

10.4   *    Consulting  Agreement,  dated as of January 12, 2005, by and between
            Vertex Interactive, Inc. andIMC Development Group

*     Previously filed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VERTEX INTERACTIVE, INC.


Date:  March 28, 2005              /s/ NICHOLAS R. TOMS
                                   --------------------------
                                       Nicholas R. Toms, Chief Executive Officer

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

PROFIT AND LOSS ACCOUNT 01.01.02 - 31.12.02


                                           Note           2002          2001
                                        -----------   -----------   -----------
                                                         (pound)       (pound)
                                                      -----------   -----------
Turnover (see footnote)                                    498037        391692
Cost of sales                                              336921        251098
                                                      -----------   -----------
Gross Profit                                               161116        140594
Net Operating Expenses                                     157415        130316
                                                      -----------   -----------
                                                             3701         10278
Interest Payable and Similar Payments                        3305          4869
                                                      -----------   -----------
Profit on Ordinary Activities                1                396          5409
Taxation                                     3               (506)          390
                                                      -----------   -----------
Profit after taxation                                         902          5019
Dividends                                                       0             0
                                                      -----------   -----------
Retained Profit for the year                 9                902          5019
                                                      -----------   -----------


Footnotes

1. Turnover reflects the absorption of operations from Cape Systems Limited, a subsidiary made dormant from 31.12.91. These activities are streamed with that of the parent company and continue to be conducted.

2. The company had no recognised gains or losses other than those included in profit and loss. No separate primary statement is required.

3. The profit for the year is the only movement on reserves.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

BALANCE SHEET               31.12.02


                                           Note           2002          2001
                                        -----------   -----------   -----------
                                                        (pound)       (pound)
                                                      -----------   -----------
Fixed Assets

Tangible Fixed Assets                             4          8969         17934
Investment in Subsidiaries                        5         40500         40500
                                                      -----------   -----------
                                                            49469         58434
                                                      -----------   -----------

Current Assets

Stocks                                                       4500          3850
Debtors                                           6         71300         71670
Bank Balances and Cash                                      59403         42397
                                                      -----------   -----------
                                                           135203        117917

Creditors due within one year                     7         46422         39003
                                                      -----------   -----------

Net Current Assets                                          88781         78914
                                                      -----------   -----------

Total Assets less Current Liabilities                      138250        137348


                                                      -----------   -----------
Net assets                                                 138250        137348
                                                      ===========   ===========

Capital and Reserves

Called up Share Capital                           8         25500         25500
Reserves                                          9        112750        111848
                                                      -----------   -----------
                                                           138250        137348
                                                      ===========   ===========


The accounts are prepared in accordance with the special provisions of Part VII of the CA1985 relating to small companies.

The  accounts  shown on pages 5 to 9 were  approved by the Board of Directors on
06.11.03 and were signed on its behalf by

PB Ayling

Director

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

EXPLANATORY NOTES TO THE ACCOUNTS  - 01.01.02 - 31.12.02

                                                                          2002               2001
                                                                          ----               ----
                                                                         (pound)            (pound)
                                                                         -------            -------

NOTE 1: Profit/(loss) on ordinary activities before tax stated after charging:-

        Depreciation and loss on disposal                                  10221               2911
        Auditor's Remuneration                                              1532               1532
        Operating Leases - Equipment                                        2567               4039
                                                                     -----------        -----------

NOTE 2: Directors' Emoluments                                                Nil                Nil
                                                                     -----------        -----------

        Consultants fees include payments to a
        business in which the directors have
        an interest                                                        93200              87200
                                                                     -----------        -----------

NOTE 3: Taxation

        Based on chargeable profits at small company rate                      0                300
        Tax repayment                                                       (506)                90
                                                                     -----------        -----------
                                                                            (506)               390
                                                                     -----------        -----------

NOTE 4: Tangible Fixed Assets

                           Office       Computer
                          Euipment      Equipment    Software         Total
                          --------      ---------    ---------      ---------

        Cost
        01.01.02           16515           31100      143251         190866
        Additions            425             831           0           1256
        Disposals                                                         0
                           -----           -----      ------         ------
        31.12.02           16940           31931      143251         192122
                           -----           -----      ------         ------

        Depreciation
        01.01.02           15865           26316      130751         172932
        Charges              325            2946        6950          10221
        Disposals                                                         0
                           -----           -----      ------         ------
        31.12.02           16190           29262      137701         183153
                           -----           -----      ------         ------

        Net Values
        31.12.02             750            2669        5550           8969
                           =====           =====      ======         ======

        31.12.01             650            4784       12500          17934
                           =====           =====      ======         ======

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

EXPLANATORY NOTES TO THE ACCOUNTS  -  01.01.02 - 31.12.02

                                                             2002        2001
                                                             ----        ----
                                                            (pound)     (pound)
                                                            -------     -------

NOTE 5: Investment in Subsidiaries and Associates at cost

        Cape Systems Limited                                    100         100
        Cape Systems Incorp. (Formerly Techelm)               40400       40400
                                                              -----       -----
                                                              40500       40500
                                                              -----       -----


NOTE 6: Debtors

        Trade Debtors                                         66752       66025
        Other debtors and prepayments                          4548        5645
                                                              -----       -----
                                                              71300       71670
                                                              -----       -----
NOTE 7: Creditors - due within one year

        Trade Creditors                                        8647       10891
        Other creditors and accruals                          16141        6540
        Bank Loan                                              3977        8856
        Corporation Tax                                           -           -
        Service and upgrade in advance                        17657       12716
                                                              -----       -----
                                                              46422       39003
                                                              -----       -----

NOTE 8: Called up Share Capital

        Authorised 50000 ordinary (pound)1 shares

        Called up and fully paid (pound)1 shares              25500       25500
                                                              -----       -----

NOTE 9: Reserves                             Capital
                                           Redemption    Profit &
                                             Reserve       Loss           Total
                                           ----------    --------         -----
        Balance 01.01.02                        24500       87348         111848
        Retained profit for the year                -         902            902
                                                -----       -----         ------
                                                24500       88250         112750
                                                -----       -----         ------

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

The following pages are prepared for the directors use only.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

DETAILED PROFIT AND LOSS ACCOUNT  01.01.02 - 31.12.02


                                               2002       2001
                                               ----       ----
                                              (pound)    (pound)
                                              -------    -------
Turnover                                       498037     391692
                                               ------     ------
Cost of Sales

Consulting and System Design                   251581     172437
Salaries                                        82971      77453
Computer  Consumables                            2369       1208
                                               ------     ------
                                               336921     251098
                                               ------     ------
Gross Profit                                   161116     140594
                                               ------     ------

Operating Costs

Freight and Packaging                           17647      34920
Office Rent and Services                        26594      22448
Euro and International Travel                   24254      18923
Marketing and Promotions                        26144      14322
Office Costs                                    22709      21420
Equipment Hire/Lease                             2567       4040
Equipment Maintenance and General                4355       3559
Accounts and Legal                              22924       7772
                                               ------     ------
                                               147194     127404
                                               ------     ------

Operating Profit                                13922      13190
                                               ------     ------

Other Income                                    (132)      (126)
Bank Interest and Charges                        4122       3934
(Profit) / Loss on Exchange                     (685)        839
Bad Debts                                                    222
                                               ------     ------
                                                 3305       4869
                                               ------     ------
Depreciation and Loss on Disposal
of Fixed Assets                                 10221       2912

                                               ------     ------
Profit for the Year before Taxation               396       5409
                                               ------     ------

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED


Company No. 01770912


Registered Office
Suite 9.03
The Perfume Factory
140 Wales Farm Road
London W3 6XL


REPORTS AND ACCOUNTS

01.01.02 - 31.12.02

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

DIRECTORS REPORT

Activities
The principal activity of the company is to provide consulting services in evaluating computer assisted packaging (Cape Systems). The Cape System is designed to explore quicker ways of improving package design and space utilisation through modular programmes. Users include leading companies throughout the world.


Directors - and Directors Interests 01.01.02 - 31.12.02

PB Ayling        13000 Shares
EM Ayling        12500 Shares
VK Ayling            -


The total directors' interests remained the same. The holdings were split in October 1999 by transfer between PBA and EMA.


Status of Company

Advantage has been taken of the special provisions of Part VII CA1985 relating to small companies.


PB Ayling

Director


06.11.03

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED


Statement of directors responsibilities

Company law requires the directors to prepare financial statements which give a true and fair view of the state of affairs of the company and of the profit of the company for that period. In preparing those financial statements the directors are required to :

(i) apply accounting policies consistently,

(ii) make judgements and estimates that are reasonable and prudent,

(iii) prepare the accounts on a going concern basis unless this is a wrong assumption.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and comply with Companies Act 1985.

The directors have a general responsibility for safeguarding the assets of the company and for taking reasonable steps for the prevention and detection of fraud and other irregularities.

This statement should be read in conjunction with the auditors statement of their responsibilities in order to underline and distinguish the respective responsibilities of directors and auditors in relation to the accounts.

In  approving   the  accounts  on  page  7  the  directors   acknowledge   these
responsibilities.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

INDEPENDENT AUDITORS REPORT TO THE MEMBERS OF CAPE SYSTEMS & CONSULTING SERVICES LIMITED

We have audited the accounts on pages 5 to 9 which have been prepared in accordance with the Financial Reporting Standard for smaller entities under the accounting policies set out on page 5.

Respective responsibilities of directors and auditors.
As described on page 3 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

Basis of opinion
We conducted our audit in accordance with auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed the audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion
In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 December 2002 and of the profit for the year then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985.


/s/ LESLIE, WARD & DREW
-----------------------

Leslie, Ward and Drew
Chartered Accountants
Registered Auditors
Bath

06.11.03

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

STATEMENT OF ACCOUNTING POLICIES


Basis of Accounting
The accounts are prepared in accordance with the provisions of the Companies Act 1985 applicable to small companies and the generally accepted accounting standards on a basis of historical cost.

Tangible Fixed Assets
Tangible fixed assets are recorded at cost. Depreciation is calculated to write off the cost over the period of the life of the asset.

Turnover
Represents the invoiced value of software sold exclusive of VAT.

System Users Support Package
Service and upgrade fees relating to commitments beyond the year end are treated as prepaid income in order to match the costs to be incurred in the period of that commitment.

Foreign Currencies
Assets and liabilities are translated at the rate operative at the balance sheet date. Transactions are converted at the rate ruling at the time of the transaction. Profits and losses are written off to the profit and loss account.

Leases - Equipment
Operating lease rentals are written off to profit and loss. Instalments under finance leases are split between capital and interest elements. The capital value of the obligation is treated as a fixed asset.

Consolidation
The company and its subsidiaries are a small group. The company takes advantage of the exemption provided by section 248 of the CA 1985 not to prepare group accounts.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

PROFIT AND LOSS ACCOUNT    01.01.03 - 31.12.03


                                           Note           2003          2002
                                        -----------   -----------   -----------
                                                        (pound)       (pound)
                                                      -----------   -----------
Turnover (see footnote)                                    450370        498037
Cost of sales                                              281261        336921
                                                      -----------   -----------
Gross Profit                                               169109        161116
Net Operating Expenses                                     142916        157415
                                                      -----------   -----------
                                                            26193          3701
Interest Payable and Similar Payments                        3651          3305
                                                      -----------   -----------
Profit on Ordinary Activities                 1             22542           396
Taxation                                      3              1811          (506)
                                                      -----------   -----------
Profit after taxation                                       20731           902
Dividends                                                       0             0
                                                      -----------   -----------
Retained Profit for the year                 9              20731           902
                                                      -----------   -----------


Footnotes

1. Turnover reflects the absorption of operations from Cape Systems Limited, a subsidiary made dormant from 31.12.91. These activities are streamed with that of the parent company and continue to be conducted.

2. The company had no recognised gains or losses other than those included in profit and loss. No separate primary statement is required.

3. The profit for the year is the only movement on reserves.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

BALANCE SHEET               31.12.03

                                                       Note           2003          2002
                                                    -----------   -----------   -----------
                                                                    (pound)       (pound)
                                                                  -----------   -----------
Fixed Assets

Tangible Fixed Assets                                    4              18750          8969
Investment in Subsidiaries and Associates at cost        5              40500         40500
                                                                  -----------   -----------
                                                                        59250         49469
                                                                  -----------   -----------

Current Assets

Stocks                                                                   3300          4500
Debtors                                                  6             110314         71300
Bank Balances and Cash                                                  51144         59403
                                                                  -----------   -----------
                                                                       164758        135203

Creditors due within one year                            7              65027         46422
                                                                  -----------   -----------

Net Current Assets                                                      99731         88781
                                                                  -----------   -----------

Total Assets less Current Liabilities                                  158981        138250


                                                                  -----------   -----------
Net assets                                                             158981        138250
                                                                  ===========   ===========

Capital and Reserves

Called up Share Capital                                  8              25500         25500
Reserves                                                 9             133481        112750
                                                                  -----------   -----------
                                                                       158981        138250
                                                                  ===========   ===========

The accounts are prepared in accordance with the special provisions of Part VII of the CA1985 relating to small companies.

The  accounts  shown on pages 5 to 9 were  approved by the Board of Directors on
29.07.04 and were signed on its behalf by

PB Ayling

Director

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

EXPLANATORY NOTES TO THE ACCOUNTS  - 01.01.03 - 31.12.03

                                                                           2003        2002
                                                                           ----        ----
                                                                         (pound)     (pound)
                                                                         -------     -------
NOTE 1: Profit/(loss) on ordinary activities before tax stated after charging:-

        Depreciation and loss on disposal                                  10249       10221
        Auditor's Remuneration                                              1532        1532
        Operating Leases - Equipment                                        2184        2567
                                                                           -----       -----

NOTE 2: Directors' Emoluments                                                Nil         Nil
                                                                           -----       -----

        Consultants fees include payments to a
        business in which the directors have
        an interest                                                        93250       93200
                                                                           -----       -----

NOTE 3: Taxation

        Based on chargeable profits at small company rate                   1811           0
        Tax repayment                                                          -       (506)
                                                                           -----       -----
                                                                            1811       (506)
                                                                           -----       -----

NOTE 4: Tangible Fixed Assets

                           Office       Computer
                          Euipment      Equipment    Software         Total
                          --------      ---------    ---------      ---------
        Cost
        01.01.03             16940          31931       143251        192122
        Leased Equipment      6266              0            0          6266
        Additions            12973            791                      13764
        Disposals           (16516)        (30267)           0        (46783)
                           -------        -------      -------       -------
        31.12.03             19663           2455       143251        165369
                           -------        -------      -------       -------
        Depreciation
        01.01.03             16190          29262       137701        183153
        Charges               4389           2090         3770         10249
        Disposals           (16516)        (30267)           0        (46783)
                           -------        -------      -------       -------
        31.12.03              4063           1085       141471        146619
                           -------        -------      -------       -------
        Net Values
        31.12.03             15600           1370         1780         18750
                           =======        =======      =======       =======

        31.12.02               750           2669         5550          8969
                           =======        =======      =======       =======

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

EXPLANATORY NOTES TO THE ACCOUNTS  -  01.01.03 - 31.12.03

                                                         2003           2002
                                                         ----           ----
                                                        (pound)       (pound)
                                                        -------       -------

NOTE 5: Investment in Subsidiaries and Associates at cost

        Cape Systems Limited                                100           100
        Cape Systems Incorp. (Formerly Techelm)           40400         40400
                                                    -----------   -----------
                                                          40500         40500
                                                    -----------   -----------

NOTE 6: Debtors

        Trade Debtors                                     90245         66752
        Other debtors and prepayments                     20069          4548
                                                    -----------   -----------
                                                         110314         71300
                                                    -----------   -----------

NOTE 7: Creditors - due within one year

        Trade Creditors                                   15684          8647
        Other creditors and accruals                      18048         16141
        Bank Loan                                          6013          3977
        Corporation Tax                                    1811            --
        Lease Creditor                                     4917            --
        Service and upgrade in advance                    18554         17657
                                                    -----------   -----------
                                                          65027         46422
                                                    -----------   -----------

NOTE 8: Called up Share Capital

        Authorised 50000 ordinary (pound)1 shares

        Called up and fully paid (pound)1 shares          25500         25500
                                                    -----------   -----------

NOTE 9: Reserves                 Capital
                                Redemption    Profit &
                                 Reserve        Loss          Total
                               -----------   -----------   -----------
Balance 01.01.03                     24500         88250        112750
Retained profit for the year            --         20731         20731
                               -----------   -----------   -----------
                                     24500        108981        133481
                               -----------   -----------   -----------

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

The following pages are prepared for the directors use only.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

DETAILED PROFIT AND LOSS ACCOUNT  01.01.03 - 31.12.03

                                         2003           2002
                                      -----------    -----------
                                        (pound)        (pound)
                                      -----------    -----------
Turnover                                   450370         498037
                                      -----------    -----------

Cost of Sales

Consulting and System Design               195640         251581
Salaries                                    82678          82971
Computer  Consumables                        2943           2369
                                      -----------    -----------
                                           281261         336921
                                      -----------    -----------
Gross Profit                               169109         161116
                                      -----------    -----------

Operating Costs

Freight and Packaging                       24882          17647
Office Rent and Services                    27498          26594
Euro and International Travel               20232          24254
Marketing and Promotions                    22982          26144
Office Costs                                11758          22709
Equipment Hire/Lease                         2185           2567
Equipment Maintenance and General            6471           4355
Accounts and Legal                          16659          22924
                                      -----------    -----------
                                           132667         147194
                                      -----------    -----------

Operating Profit                            36442          13922
                                      -----------    -----------

Other Income                                 (412)          (132)
Bank Interest and Charges                    3732           4122
Other Interest                               1261             --
(Profit) / Loss on Exchange                 (1555)          (685)
Bad Debts                                     625
                                      -----------    -----------
                                             3651           3305
                                      -----------    -----------

Depreciation and Loss on Disposal
of Fixed Assets                             10249          10221

                                      -----------    -----------
Profit for the Year before Taxation         22542            396
                                      -----------    -----------

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

Company No. 01770912


Registered Office
Suite 9.03
The Perfume Factory
140 Wales Farm Road
London W3 6XL


REPORTS AND ACCOUNTS

01.01.03 - 31.12.03

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

DIRECTORS REPORT

Activities
The principal activity of the company is to provide consulting services in evaluating computer assisted packaging (Cape Systems). The Cape System is designed to explore quicker ways of improving package design and space utilisation through modular programmes. Users include leading companies throughout the world.


Directors - and Directors Interests          01.01.03 - 31.12.03


PB Ayling      13000 Shares
EM Ayling      12500 Shares
VK Ayling          -


The total directors' interests remained the same. The holdings were split in October 1999 by transfer between PBA and EMA.


Status of Company

Advantage has been taken of the special provisions of Part VII CA1985 relating to small companies.


PB Ayling

Director


29.07.04

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED


Statement of directors responsibilities

Company law requires the directors to prepare financial statements which give a true and fair view of the state of affairs of the company and of the profit of the company for that period. In preparing those financial statements the directors are required to:

(i) apply accounting policies consistently,
(ii) make judgements and estimates that are reasonable and prudent,
(iii) prepare the accounts on a going concern basis unless this is a wrong assumption.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and comply with Companies Act 1985.

The directors have a general responsibility for safeguarding the assets of the company and for taking reasonable steps for the prevention and detection of fraud and other irregularities.

This statement should be read in conjunction with the auditors statement of their responsibilities in order to underline and distinguish the respective responsibilities of directors and auditors in relation to the accounts.

In  approving   the  accounts  on  page  7  the  directors   acknowledge   these
responsibilities.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

INDEPENDENT AUDITORS REPORT TO THE MEMBERS OF CAPE SYSTEMS & CONSULTING SERVICES LIMITED

We have audited the accounts on pages 5 to 9 which have been prepared in accordance with the Financial Reporting Standard for smaller entities under the accounting policies set out on page 5.

Respective responsibilities of directors and auditors.
As described on page 3 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

Basis of opinion
We conducted our audit in accordance with auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed the audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion
In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 December 2003 and of the profit for the year then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985.


/s/ LESLIE, WARD & DREW
-----------------------

Leslie, Ward and Drew
Chartered Accountants
Registered Auditors
Bath
BA1 1LA

29.07.04

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

STATEMENT OF ACCOUNTING POLICIES


Basis of Accounting
The accounts are prepared in accordance with the provisions of the Companies Act 1985 applicable to small companies and the generally accepted accounting standards on a basis of historical cost.

Tangible Fixed Assets
Tangible fixed assets are recorded at cost. Depreciation is calculated to write off the cost over the period of the life of the asset.

Turnover
Represents the invoiced value of software sold exclusive of VAT.

System Users Support Package
Service and upgrade fees relating to commitments beyond the year end are treated as prepaid income in order to match the costs to be incurred in the period of that commitment.

Foreign Currencies
Assets and liabilities are translated at the rate operative at the balance sheet date. Transactions are converted at the rate ruling at the time of the transaction. Profits and losses are written off to the profit and loss account.

Leases - Equipment
Operating lease rentals are written off to profit and loss. Instalments under finance leases are split between capital and interest elements. The capital value of the obligation is treated as a fixed asset.

Consolidation
The company and its subsidiaries are a small group. The company takes advantage of the exemption provided by section 248 of the CA 1985 not to prepare group accounts.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Cape Systems, Inc.


We have audited the accompanying balance sheets of Cape Systems, Inc. (A Subsidiary of Cape Systems and Consulting Services Ltd) as of December 31, 2003 and 2002, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cape Systems, Inc. as of December 31, 2003 and 2002, and its results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                               /s/ J.H. COHN LLP
                                                               -----------------

Roseland, New Jersey
March 24, 2005

                                CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)

                                Cape Systems, Inc.
                                 Balance Sheets
                           December 31, 2003 and 2002

                                          ASSETS                     2003         2002
                                                                  ---------    ---------
CURRENT ASSETS
Cash                                                              $ 153,000    $  34,830
Accounts receivables net of allowance for
doubtful accounts of $2,554 and $1,000                               83,083      157,231
Prepaid expenses and other current assets                            18,619       34,204
Deferred tax assets                                                  67,800       67,400
                                                                  ---------    ---------
Total current assets                                                322,502      293,665

Equipment, furniture and fixtures, net of accumulated
depreciation of $42,330  and $38,400                                 12,054       18,294

Other assets                                                          3,704        3,704
                                                                  ---------    ---------
Total assets                                                      $ 338,260    $ 315,663
                                                                  =========    =========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long-term debt                                 $   6,613    $   7,786
Accounts payable                                                     24,960       34,060
Accrued expenses and other liabilities                               17,399        3,836
Deferred revenue                                                    166,890      168,476
                                                                  ---------    ---------

Total current liabilities                                           215,862      214,158
Long-term debt, net of current portion                                9,493       19,054
Deferred tax liabilities                                              4,200        5,600

                                                                  ---------    ---------
Total liabilities                                                   229,555      238,812
                                                                  ---------    ---------

Commitments
-----------

STOCKHOLDERS' EQUITY

Common stock par value $1 per share;
100,000 shares authorized, 28,690 issued and outstanding             28,690       28,690
Additional paid-in capital                                          106,911      106,911
Retained earnings                                                    34,103        2,249
Less: Treasury stock, 11,813 shares of common stock, at cost        (60,999)     (60,999)
                                                                  ---------    ---------
Total stockholders' equity                                          108,705       76,851
                                                                  ---------    ---------
Total liabilities and stockholders' equity                        $ 338,260    $ 315,663
                                                                  =========    =========

See notes to the financial statements

                                CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)

                                Cape Systems, Inc.
                 Statements of Operations and Retained Earnings
                 For the Years Ended December 31, 2003 and 2002

                                          2003         2002
                                       ---------    ---------

REVENUE                                $ 769,172    $ 756,777
COST OF SALES                            134,233      172,409

                                       ---------    ---------
GROSS PROFIT                             634,939      584,368

OPERATING EXPENSES
Selling, general  and administrative     561,802      538,310
Depreciation                               8,236       14,165
Research and development                  24,132       38,912
                                       ---------    ---------
Total operating expenses                 594,170      591,387
                                       ---------    ---------
Operating income (loss)                   40,769       (7,019)

OTHER EXPENSE

Interest expense                          (2,565)      (3,863)
Other                                     (3,937)           0
                                       ---------    ---------
 Other  expense                           (6,502)      (3,863)
                                       ---------    ---------

INCOME (LOSS) BEFORE

PROVISION FOR INCOME TAXES                34,267      (10,882)

Provision (credit) for income taxes        2,413       (3,763)
                                       ---------    ---------

NET INCOME (LOSS)                         31,854       (7,119)

Retained earnings beginning of year        2,249        9,368
                                       ---------    ---------
Retained earnings end of year          $  34,103    $   2,249
                                       =========    =========

See notes to financial statements

                                CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)

                                Cape Systems, Inc.
                            Statements of Cash Flows
                 For the Years Ended December 31, 2003 and 2002

                                                         2003         2002
                                                      ---------    ---------

Cash Flows from Operating Activities

Net Income (loss)                                     $  31,854    ($  7,119)

Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Depreciation                                              8,236       14,165

Bad debts                                                 2,554        5,108

Change in operating assets and liabilities

Accounts receivable                                      71,594      (39,550)
Deferred taxes                                           (1,800)      (4,600)
Prepaid expense and other current assets                 15,585       (3,005)
Accounts payable                                         (9,100)      27,670
Accrued expenses and other liabilities                   11,977        7,526

                                                      ---------    ---------
Net cash provided by operating activities               130,900          195
                                                      ---------    ---------

Cash flows from investing activities -
additions to equipment, furniture and fixtures           (1,996)      (6,276)
                                                      ---------    ---------

Cash flows from financing activities
Proceeds from notes payable                                  --       20,000
Repayment of notes payable                              (10,734)      (7,691)

                                                      ---------    ---------
Net cash provided by (used in) financing activities     (10,734)      12,309

Net increase in cash                                    118,170        6,228

Cash at beginning of year                                34,830       28,602

                                                      ---------    ---------
Cash at end of year                                   $ 153,000    $  34,830
                                                      =========    =========

Supplemental Disclosures of Cash Flow Information
Cash paid for:
  Income taxes                                        $   4,314    $     837
  Interest                                            $   2,565    $   3,863

See notes to financial statements

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        Notes to the Financial Statements


Note 1: Organization and summary of significant accounting policies

Organization:

Cape Systems, Inc (the "Company") was incorporated in Texas on July 27, 1987. The Company is a 60% owned subsidiary of Cape Systems and Consulting Services Ltd. (the "Parent"). The Company is a provider of palletizing and packaging configuration, and truck and container loading software that improves pallet and truck utilization, and reduces packaging, storage and transportation costs. Its programs optimize pallet patterns, create new case sizes and product packaging, create efficient bundles of corrugated flat packs, build display pallet loads and test the strength of corrugated board.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Revenue Recognition:

Software sales:

Revenue related to software license sales is recorded at the time of shipment provided that (i) no significant vendor obligations remain outstanding at the time of sale; (ii) the collection of the related receivable is reasonably assured by management; and (iii) vendor specific objective evidence ("V.S.O.E.") of fair value exists for all significant elements, including post contract customer support ("PCS") in multiple element arrangements.

Professional services:

The Company provides consulting and other services on a per-diem billing basis and recognizes such revenues as the services are performed.

Support and Service:

The Company accounts for revenue related to service contracts and post contract customer support over the life of the arrangements, usually twelve months, pursuant to the service and/or licensing agreement between the customers and the Company.

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        Notes to the Financial Statements

Deferred Revenue:

Deferred revenue represents the unearned portion of revenue related to PCS.

Equipment, furniture and fixtures:

Equipment, furniture and fixtures are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line basis over the estimated useful lives of individual assets or classes of assets. Improvements to leased properties or fixtures are amortized over the shorter of their estimated useful lives or the related lease terms.

Concentration of Credit Risk:

The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in bank accounts that, at times, have balances that exceed the federally insured limit of $100,000 (there was a balance of $7,000 in excess of the limit at December 31, 2003). The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings.

Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, their dispersion across different geographic areas, and generally short payment terms. There were no significant concentrations in 2003 and 2002. In addition, the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. On a periodic basis, the Company evaluates its trade accounts receivable and will establish an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations if necessary.


Income Taxes:

The Company accounts for income taxes pursuant to the asset and liability method that requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        Notes to the Financial Statements


Advertising:

The Company expenses the cost of advertising and promotions as incurred. Advertising cost charges to operations amounted to approximately $26,900 and $28,600 in 2003 and 2002 respectively.

Research and development:

Research and development expenditures are charged to expense as incurred.

Note 2: Equipment, furniture and fixtures:

Equipment, furniture and fixtures, consist of the following:


                                    Range of
                                    Estimated
                                   Useful Lives          2003             2002
                                   ------------          ----             ----

Equipment, furniture and fixtures  3 - 10 years        $42,777        $202,810
Computer equipment                 3 -  5 years          7,677          54,837
                                                     ---------      ----------
                                                        50,454         257,647
Less: accumulated depreciation                          38,400         239,353
                                                     ---------      ----------
Totals                                                 $12,054         $18,294
                                                       =======         =======

Note 3: Line of credit borrowings:

At December 31, 2003, the Company had no outstanding borrowings under its $25,000 line of credit. Any outstanding borrowings bear interest at 1.25% above the prime rate, are collateralized by all of the Company's assets and guaranteed by certain stockholders of the Company. The line of credit expires on December 31, 2005.

Note 4: Long-term debt:

Long-term debt consists of the following:

                                                                2003        2002
                                                                ----        ----
Unsecured note payable in monthly installments of $306,
including interest at 7.5% through May 2009                   $12,034    $16,999

Note payable in monthly installments of $523 including interest at 11.49%, through September 2004; collateralized

                                CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        Notes to the Financial Statements

by all of the Company's assets:

                                    4,072     9,841
                                  -------   -------
                                   16,106    26,840
Less current portion                6,613     7,786
                                  -------   -------
Long-term portion                 $ 9,493   $19,054
                                  -------   -------

The principal payments due under the notes payable for each of the subsequent years after December 31, 2003 were as follows

Year Ending
December 31                    Amount
-----------                    ------

2004                           $6,613
2005                            2,738
2006                            2,952
2007                            3,180
2008                              623

Note 5: Income Taxes

Provision (credit) for income taxes consist of the following:

                     2003       2002
                   -------    -------
Current:
  Federal          $ 4,213    $   837
                   -------    -------
  Total Current    $ 4,213    $   837
                   -------    -------
Deferred:
  Federal          $(1,800)   $(4,600)
                   -------    -------
  Total Deferred   $(1,800)   $(4,600)
                   -------    -------
  Totals           $ 2,413    $(3,763)
                   =======    =======

The provision for income taxes differs from the amount which would have been reported by applying the statutory rates. These differences are due primarily to certain nondeductible expenses.

                                CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        Notes to the Financial Statements


At December 31, 2003 and 2002, the deferred tax asset relates to the allowance for doubtful accounts and deferred revenue. At December 31, 2003 and 2002, the deferred tax liability relates to depreciation.

In assessing the realizability of the deferred tax asset, management considers whether it is more likely that some portion or all of the deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. Management has determined that the realization of the recorded deferred tax asset is reasonably assured; accordingly, no valuation allowance has been recorded.

Note 6: Commitment:
Leases:

The Company has a lease for its office facility which expires in April 2006. The minimum annual lease payment under the operating lease is $35,556.

Rent  expense  for  2003  and  2002  was   approximately   $44,000  and  $36,000
respectively.

Royalty payments:

A royalty agreement was entered into in June 1998 as part of software license for its Truckfill Software Product. As part of the agreement, the Company is required to make a royalty payment of $450 for each Truckfill software license sold. During 2003, the Company incurred royalty expenses of approximately $19,350.

Note 7: Related Party Transactions:

The Company receives certain administrative and management services from the Parent. The Company paid $8,500 in 2003 and $33,000 in 2002 for such services performed.

In addition, the Company paid approximately $24,000 during 2003 and 2002 to a corporation owned by an Officer of the Company for various consulting services.

Accounts receivable at December 31, 2003 includes amount receivable from Parent for reimbursement of expenses of $3,890.

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        Notes to the Financial Statements


Note 8: Subsequent Events:


On January 12, 2005, the Company and the stockholders of the Company entered into a Stock Purchase Agreement with Vertex Interactive, Inc ("Vertex") pursuant to which Vertex purchased all of the issued and outstanding shares of the Company.

                     INTRODUCTION TO THE UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS


This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Vertex Interactive, Inc. ("Vertex") dated January 11, 2005 and is being filed solely for the purposes of including financial statements of Cape Systems and Consulting Services, Ltd. and its subsidiary, Cape Systems, Inc. (together, "Cape"). Vertex filed the January 11, 2005, Current Report on Form 8-K with the Securities and Exchange Commission to report, among other items, information concerning the acquisition on January 11, 2005, of 100% of the capital stock of Cape for a purchase price of approximately $1.8 million excluding closing costs.

The accompanying unaudited pro forma condensed combined statements of operations initially combine the historical consolidated statements of operations of the businesses of Vertex for the year ended September 30, 2004 and Cape that Vertex acquired on January 11, 2005 and reflect the acquisition as if those transactions had been consummated on October 1, 2003. The accompanying unaudited pro forma condensed combined balance sheet initially combines the historical consolidated balance sheet of Vertex as of December 31, 2004 with those of Cape as of December 31, 2003 and reflects the acquisition and certain financial transactions as if those transactions had been consummated on December 31, 2004. On January 11, 2005, Vertex entered into a Securities Purchase Agreement with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC for the sale of (i) $1,850,000 in secured convertible notes and (ii) warrants to purchase 1,850,000 shares of our common stock.

The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.09; or
      o 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

You should read this information in conjunction with:

o the accompanying notes to the unaudited pro forma condensed combined financial statements;

o the separate audited and unaudited historical financial statements of Vertex included in its Annual Report on Form 10-KSB for the year ended September 30, 2004 and its Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 2004, which were previously filed with the Securities and Exchange Commission;

o the separate audited historical financial statements of Cape Systems and Consulting Services Ltd as of and for the years ended December 31, 2002 and 2003, which are included in this amended report on Form 8-K; and

o the separate audited historical financial statements of Cape Systems, Inc. a subsidiary of Cape Systems and Consulting Services Ltd as of December 31, 2002 and 2003, which are included in this amended report on Form 8-K.

We have presented the accompanying unaudited pro forma condensed combined financial statements for informational purposes only. The accompanying unaudited pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition on October 1, 2003. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined companies.

We prepared the accompanying unaudited pro forma condensed combined financial statements using the purchase method of accounting with Vertex treated as the accounting acquirer. Accordingly, Vertex's allocation of costs to acquire Cape will be based upon historical values as of the date of acquisition for the assets acquired and the liabilities assumed.

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
                    PROFORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 2004


                                                  Historical
                       --------------------------------------------------------------------
                                             Cape Systems and Consulting Services, Ltd
                                          -------------------------------------------------       Pro forma
                       Vertex Interactive Cape Systems Ltd. Cape Systems. Inc.    Total          Adjustments   Notes      Total
                       ------------------ ----------------- ------------------ ------------     -------------         -------------
ASSETS
CURRENT ASSETS
Cash                     $      50,698    $     137,067    $      71,698       $     208,765    $           0   1,2   $     259,463
Restricted cash, short
  term                         300,000                0                0                   0         (300,000)   1                0
Accounts receivable,
  net                          406,178          120,141          118,483             238,624          (23,862)              620,940
Inventories, net               386,295            7,089           32,340              39,429           (3,943)              421,781
Prepaid expenses and
  other assets                  43,973           35,252           71,000             106,252          (41,875)              108,350
Deferred tax assets

                         -------------    -------------    -------------       -------------    -------------         -------------
Total current assets         1,187,144          299,549          293,521             593,070         (369,680)            1,410,534
                                                                                                                                  0
Equipment and fixtures,
  net                           30,541           25,854           12,044              37,898           (3,790)               64,649
Other intangible assets                                                                             1,548,451             1,548,451
Restricted cash - long
  term                         118,750                0                0                   0         (118,750)   1                0
Deferred financing, net        194,355                0                0                   0                                194,355
Other assets                   111,273           77,885            3,704              81,589          (81,589)              111,273
Goodwill                                                                                              350,000    1          350,000
                         -------------    -------------    -------------       -------------    -------------         -------------
Total assets             $   1,642,063    $     403,288    $     309,269       $     712,557    $   1,324,642         $   3,679,262
                         =============    =============    =============       =============    =============         =============

LIABILITIES AND
  STOCKHOLDERS' EQUITY/
  (DEFICIENCY)

CURRENT LIABILITIES
Notes payable            $   1,227,500    $           0    $       6,723       $       6,723                              1,234,223
Mandatorily redeemable
  preferred stock              504,713                0                0                   0                                504,713
Accounts payable             3,518,291            9,165           15,427              24,592         (101,300)   2        3,441,583
Net liabilities -
  subsidiaries in
  liquidation                8,397,181                0                0                   0                              8,397,181
Payroll and related
  benefits accrual           1,764,974                0                0                   0                              1,764,974
Accrued litigation           3,655,323                0                0                   0                              3,655,323
Other accrued expenses
  and liabilities            3,580,975           27,010           15,396              42,406                0  1,3,4      3,623,381
Deferred revenue               340,377           38,320          176,458             214,778                                555,155
Deferred tax liabilitie              0                0            4,600               4,600           (4,600)                    0
                                                                       0                   0
                         -------------    -------------    -------------       -------------    -------------         -------------
Total current
  liabilities               22,989,334           74,495          218,604             293,099         (105,900)           23,176,533

Long-term convertible
  notes payable              2,338,662                0                0                   0        1,850,000    1        4,188,662
                         -------------    -------------    -------------       -------------    -------------         -------------
Total liabilities           25,327,996           74,495          218,604             293,099        1,774,100            27,365,195
                         -------------    -------------    -------------       -------------    -------------         -------------

STOCKHOLDERS' EQUITY
  (DEFICIENCY)

Common stock                   369,240           48,858           28,690              77,548          (77,548)              369,240
Preferred stock                 13,660                0                0                   0                                 13,660
Additional paid-in
  capital                  165,083,708                0          106,911             106,911         (106,911)          165,083,708
Accumulated equity
  (deficit)               (186,594,240)         279,935           16,063             295,998         (295,998) 1,3,4,  (186,594,240)
Accumulated other
  comprehensive loss        (2,491,061)               0                0                   0                             (2,491,061)
Treasury stock                 (67,240)               0          (60,999)            (60,999)          60,999               (67,240)

                         -------------    -------------    -------------       -------------    -------------         -------------
Total Stockholders'
  deficiency               (23,685,933)         328,793           90,665             419,458         (419,458)          (23,685,933)

                         -------------    -------------    -------------       -------------    -------------         -------------
Total liabilities and
  stockholders' equity   $   1,642,063    $     403,288    $     309,269       $     712,557    $   1,324,642         $   3,679,262
                         =============    =============    =============       =============    =============         =============

            1  Purchase Price Adjustment
               Cash                                              101,300
               Cash                                              208,765
               Accounts Receivable                               214,762
               Inventories                                        35,486
               Prepaid Expenses                                   95,627
               Equipment and Fixtures                             34,108
               Other Intangible assets                         1,548,451
               Goodwill                                          350,000
                  Accrued Expenses                                                                     42,406
                  Deferred Revenue                                                                    214,778
                  Notes Payable                                                                         6,723
                  Accounts Payable                                                                     24,592
                  Restricted Cash - short term                                                        300,000
                  Restricted Cash - long term                                                         118,750
                  Prepaid interest                                                                     31,250
                  Long Term Convertible Debt                                                        1,850,000

            2  Cash proceeds of $101,300 used for operating payables

            3  Interest expense for long term debt accrues at 10% per annum $185,000

            4  Three months Interest expense $46,250 for long term debt accrues at 10% per annum

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2004


                                                    Historical
                           --------------------------------------------------------------------
                                                  Cape Systems and Consulting Services Ltd
                                              -------------------------------------------------        Pro forma           Total
                           Vertex Interactive Cape Systems Ltd.  Cape System, Inc      Total          Adjustments        Combined
                           ------------------ -----------------  ----------------   -----------       -----------       -----------
REVENUE                       $   665,340       $   205,823           179,608       $   385,431                         $ 1,050,771
COST OF SALES                     249,338           145,000            25,233           170,233                             419,571

                              -----------       -----------       -----------       -----------       -----------       -----------
GROSS PROFIT                      416,002            60,823           154,375           215,198                 0           631,200

OPERATING EXPENSES
Selling and administrative        704,898           122,759           156,738           279,497                 0           984,395
Depreciation and
  amortization                      3,572             4,740               983             5,723                               9,295
                              -----------       -----------       -----------       -----------       -----------       -----------
Total operating expenses          708,470           127,499           157,721           285,220                 0           993,690

Operating income/(loss)          (292,468)          (66,676)           (3,346)          (70,022)                0          (362,490)

OTHER INCOME (EXPENSE)

Interest income                         0                 0                89                89                                  89
Interest expense                 (282,640)                0              (224)             (224)          (47,900)         (330,764)
Gain on settlement of
  liabilities                      29,712                 0               (38)              (38)                             29,674
Other                              13,221                                   0                 0                              13,221
                              -----------       -----------       -----------       -----------       -----------       -----------
Net other income (expense)       (239,707)                0              (173)             (173)          (47,900)         (287,780)

INCOME/(LOSS) BEFORE
PROVISION FOR INCOME TAXES       (532,175)          (66,676)           (3,519)          (70,195)          (47,900)         (650,270)

Provision for income taxes          1,881                 0                 0                 0                               1,881
Credit for sale of state
  tax benefits                   (456,863)                0                 0                 0                            (456,863)
                              -----------       -----------       -----------       -----------       -----------       -----------

Net income tax credit            (454,982)                0                 0                 0                 0          (454,982)
                              -----------       -----------       -----------       -----------       -----------       -----------
NET LOSS                         ($77,193)         ($66,676)          ($3,519)         ($70,195)         ($47,900)        ($195,288)
                              ===========       ===========       ===========       ===========       ===========       ===========

           Note:

                         C    3 months interest expense

                    VERTEX INTERACTIVE, INC. AND SUBSIDIARIES
               PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 2004

                                                    Historical
                           --------------------------------------------------------------------
                                                  Cape Systems and Consulting Services Ltd
                                              -------------------------------------------------        Pro forma           Total
                           Vertex Interactive Cape Systems Ltd.  Cape System, Inc      Total          Adjustments        Combined
                           ------------------ -----------------  ----------------   -----------       -----------       -----------
REVENUE                       $ 2,566,520       $   833,185       $   769,172       $ 1,602,357                         $ 4,168,877
COST OF SALES                   1,287,435           520,333           134,233           654,566                           1,942,001

                              -----------       -----------       -----------       -----------       -----------       -----------
GROSS PROFIT                    1,279,085           312,852           634,939           947,791                 0         2,226,876

OPERATING EXPENSES
Selling and administrative      2,925,051           245,434           585,934           831,368            15,200    A    3,771,619
Depreciation and
  amortization                    154,694            18,961             8,236            27,197                             181,891

                              -----------       -----------       -----------       -----------       -----------       -----------
Total operating expenses        3,079,745           264,395           594,170           858,565            15,200         3,953,510

Operating income/(loss)        (1,800,660)           48,457            40,769            89,226           (15,200)       (1,726,634)

OTHER INCOME (EXPENSE)

Interest income                         0                 0                 0                 0                                   0
Interest expense               (1,969,074)           (6,754)           (2,565)           (9,319)         (185,000)   B   (2,163,393)
Other gain/(loss)               1,586,477                 0            (3,937)           (3,937)                          1,582,540
                                                                            0                 0
                              -----------       -----------       -----------       -----------       -----------       -----------
Net other income (expense)       (382,597)           (6,754)           (6,502)          (13,256)         (185,000)         (580,853)

INCOME/(LOSS) BEFORE
PROVISION FOR INCOME TAXES     (2,183,257)           41,703            34,267            75,970          (200,200)       (2,307,487)

Provision for income taxes          1,735             3,350             2,413             5,763                               7,498

                              -----------       -----------       -----------       -----------       -----------       -----------
NET INCOME (LOSS)             ($2,184,992)      $    38,353       $    31,854       $    70,207         ($200,200)      ($2,314,985)
                              ===========       ===========       ===========       ===========       ===========       ===========

           Notes:

                         A    Insurance premiums $15,000 and bank fees $200

                         B    12 month interest expense

                        NOTES TO THE UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Description of the Transactions and Basis of Presentation:

On January 11, 2005, Vertex entered into a Securities Purchase Agreement with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC for the sale of (i) $1,850,000 in secured convertible notes and (ii) warrants to purchase 1,850,000 shares of our common stock. The proceeds of the Securities Purchase Agreement were used primarily to acquire 100% of the capital stock of Cape for a purchase price of approximately $1.8 million excluding closing costs on January 11, 2005.

The acquisition will be accounted for as a purchase by Vertex under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Cape will be recorded by Vertex at fair value which approximates their historical values as of the acquisition date and combined with those of Vertex and its subsidiaries as of that date, with any excess purchase price being allocated to both identifiable intangible assets and goodwill

(2) Pro Forma Adjustments:

(a) As explained above, Vertex completed the acquisition of 100% of the assets and the assumption of 100% of the liabilities of Cape on January 11, 2005 which will be accounted for as a purchase. Accordingly, the accompanying unaudited pro forma condensed combined statements of operations assume that Cape had been acquired on October 1, 2003. Total consideration for the purchase was estimated at $2,198,700 comprised of cash paid to principals of Cape in the amount of $1,800,000 and fees and expenses estimated at $398,700. The accompanying unaudited pro forma condensed combined balance sheet reflects historical amounts for all of the assets and liabilities of Cape. Accordingly, pro forma adjustments have been made to record the acquisition of Cape as follows:

        Cash                                $   208,765
        Accounts Receivable                     214,762
        Inventories                              35,486
        Prepaid Expenses                         95,627
        Equipment, furniture and fixtures        34,108
        Accrued Expenses                        (42,406)
        Deferred Revenue                       (214,778)
        Notes Payable                            (6,723)
        Accounts Payable                        (24,592)
        Other Intangibles                     1,548,451
        Goodwill                                350,000


(b) Pro forma adjustments have been made to record interest expense on the 10% note payable which was issued in connection with the acquisition of Cape